Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Artisan Partners Asset Management Inc. of our report dated February 13, 2013 relating to the financial statements of Artisan Partners Asset Management Inc. and our report dated February 13, 2013, relating to the consolidated financial statements of Artisan Partners Holdings LP and Subsidiaries, which appear in the Registration Statement on Form S-1 (File No. 184686) and related Prospectus of Artisan Partners Asset Management Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin

March 11, 2013